EXHIBIT INDEX


          EXHIBIT NO.  TITLE OF DOCUMENT

              23.      1a.  Opinion and Consent of Slaughter and May,
                            special UK counsel.

              23.      1b.  Opinion and Consent of Slaughter and May,
                            special HK counsel.